Exhibit 99.1

TransAtlantic Petroleum Announces Second Quarter 2019 Financial Results and Provides an Operations Update

Hamilton, Bermuda (August 7, 2019) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE American: TAT) (the “Company” or “TransAtlantic”) today announced its financial results for the quarter ended June 30, 2019 and provided an operations update. Additional information can be found on the Company’s website at http://www.transatlanticpetroleum.com.

Summary

•

Average daily net sales volumes were 2,873 barrels of oil equivalent per day (“BOEPD”) in the second quarter of 2019, as compared to 3,082 BOEPD in the first quarter of 2019 and 2,746 BOEPD in the second quarter of 2018.

•	Revenues were $17.2 million for the second quarter of 2019, as compared to $19.0 million for the first quarter of 2019 and $18.2 million for the second quarter of 2018.
•	Operating income was $6.3 million for the second quarter of 2019, as compared to $3.2 million for the first quarter of 2019 and $6.9 million for the second quarter of 2018.
•	Net loss was $0.01 million for the second quarter of 2019, as compared to $3.9 million for the first quarter of 2019 and $1.0 million for the second quarter of 2018.
•	Adjusted EBITDAX was $10.7 million for the second quarter of 2019, as compared to $12.3 million for the first quarter of 2019 and $8.7 million for the second quarter of 2018.[1]
•

Net debt was $17.5 million as of June 30, 2019, as compared to $17.2 million as of March 31, 2019.[2]  Bank debt was reduced by $5.7 million in the second quarter of 2019, and capital expenditures were $6.2 million for the second quarter of 2019.

[1]	Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation at the end of the press release.
[2]

Net debt is a non-GAAP financial measure consisting of total debt as reflected on the Company’s balance sheet minus cash and cash equivalents as reflected on the Company’s balance sheet. For June 30, 2019, total debt was $31.2 million, and cash and cash equivalents was $13.7 million. For March 31, 2019, total debt was $36.9 million, and cash and cash equivalents was $19.7 million.

Second Quarter 2019 Results of Operations

	For the Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net Sales:
Oil (MBBL)	253	269	241
Natural gas (MMCF)	48	50	56
Total net sales (MBOE)	261	277	250
Average net sales (BOEPD)	2,873	3,082	2,746
Realized Commodity Prices:
Oil ($/Bbl unhedged)	$66.57	$69.00	$74.10
Oil ($/Bbl hedged)	$66.57	$69.00	$66.37
Natural gas ($/MCF)	$5.41	$5.94	$4.84

Total revenues were $17.2 million for the three months ended June 30, 2019, as compared to $19.0 million for the three months ended March 31, 2019 and $18.2 million for the three months ended June 30, 2018. The Company had a net loss of $0.01 million, or $0.00 per share (basic and diluted), for the three months ended June 30, 2019, as compared to $3.9 million, or $0.07 per share (basic and diluted), for the three months ended March 31, 2019, and $1.0 million, or $0.02 per share (basic and diluted), for the three months ended June 30, 2018. Capital expenditures and seismic and corporate expenditures totaled $6.2 million for the three months ended June 30, 2019, as compared to $9.2 million for the three months ended March 31, 2019 and $5.6 million for the three months ended June 30, 2018.

Adjusted EBITDAX was $10.7 million for the three months ended June 30, 2019, as compared to $12.3 million for the three months ended March 31, 2019 and $8.7 million for the three months ended June 30, 2018.

Operational Update

Southeastern Turkey

Molla

Yeniev Field

Both the Yeniev-1 and West Yeniev-1 wells continue flowing naturally from the Bedinan formation with little water.

The East Yeniev-1 well was put on production in the first quarter of 2019 and completed in the Mardin formation.

In the second quarter of 2019, the Company drilled the Yeniev-4 well to a total measured depth of 9,520 feet targeting the Bedinan, Hazro, and Mardin formations. The Company successfully recovered approximately 120 feet of core from the Bedinan sandstone, which is currently undergoing analysis to assist in infill development planning and secondary recovery evaluation. The Company plans to commence completion operations in the third quarter of 2019.

The Company plans to spud the Yeniev-5 and Yeniev-6 wells in the third and fourth quarter of 2019, respectively, to test the Mardin, Hazro, and Bedinan formations. The Company expects to core approximately 150 feet of the Mardin formation in the Yeniev-5 well to assist in infill development planning and secondary recovery evaluation.

Bahar Field

The Southeast Bahar-1 well was drilled to a total measured depth of 11,000 feet in the second quarter of 2019. Oil shows were observed in the Bedinan and Mardin formations, and oil was swab tested from the Bedinan formation. Completion operations are currently ongoing.

The Company commenced drilling the Bahar-12 well in July 2019 targeting the Bedinan and Hazro formations. The Company successfully recovered approximately 150 feet of core from the Hazro formation and expects to core the well in the Bedinan formation to further assist in infill development planning and secondary recovery evaluation for the Bahar field.

Blackeye Field

The Blackeye-1 well continues to produce at a stable rate with low water cut from the Hazro F4 formation. The Company is evaluating testing additional formations within the well and drilling additional appraisal wells to develop the field.

During the second quarter of 2019, the Company’s application for conversion of the New Molla exploration license into a production lease was approved.

Pinar Field

The Company plans to stimulate the Pinar-1 side-track well in the third quarter of 2019. The well is currently producing commercial oil with low productivity from the Bedinan formation.

Bati-Yasince Field

In the third quarter of 2019, the Company plans to re-enter the Bati-Yasince-1 well and deepen the well to the Hazro formation.

Arpatepe Field

In the third quarter of 2019, the Company plans to recomplete the Arpatepe-2 well as a water injection well and execute the first phase of a water-flood of the Arpatepe field. Subject to the results of the initial phase, the Company intends to expand to full-field flooding in the future.

Selmo

During the second quarter of 2019, the Company has continued a recompletion, workover, and production optimization campaign in the Selmo field.

Northwestern Turkey

Thrace Basin BCGA

The Company continues to evaluate its prospects in the Thrace Basin’s Basin Center Gas Accumulation (“Thrace Basin BCGA”) in light of the recent exploration activity by Valeura Energy Inc. (“Valeura”) with its partner Equinor ASA (formerly Statoil ASA) (“Equinor”) on a license directly adjacent to the Company’s 120,000 net acres in the Thrace Basin of which the Company believes approximately 50,000 net acres (100% working interest, 87.5% net revenue interest) is in the Thrace Basin BCGA.

In the second quarter of 2019, the Company drilled the Karli-1 well to a total measured depth of 1,289 feet and encountered several shallow gas sand intervals. The Company is currently evaluating completion options.

Valeura and Equinor

According to Valeura and Equinor, in the third quarter of 2018, the Yamalik-1 well was recompleted and was flowing gas, condensate, and water. In the second quarter of 2019, Valeura and Equinor announced that they are developing a plan to re-enter the well in order to isolate a portion of the column to conduct further selective zonal flow testing.

In the first quarter of 2019, Valeura and Equinor announced that the Inanli-1 well was drilled to a total depth of 4,885 meters and encountered 1,615 meters of high net-to-gross sandstone, which they interpreted to contain over-pressured gas. According to Valeura and Equinor, completion operations are ongoing.

In the second quarter of 2019, Valeura and Equinor announced that they drilled the Devepinar-1 appraisal well to a total depth of 4,796 meters after drilling a 1,066-meter gross column of indicated over-pressured gas. According to Valeura and Equinor, the Devepinar-1 appraisal well is designed as a 20-kilometer step-out well to test the lateral extent of the Thrace Basin BCGA.

Bulgaria

The Company is currently evaluating future activity in Bulgaria.

Conference Call

The Company will host a live webcast and conference call on Thursday, August 8, 2019 at 7:30 a.m. Central time (8:30 a.m. Eastern time) to discuss second quarter 2019 financial results and provide an operations update. Investors who would like to participate in the conference call should call (877) 878-2762 or (678) 809-1005 approximately ten minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 1037989.

A live webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the webcast and replay, click on “Investors,” select “Events and Presentations,” and click on “Listen to webcast” under the event list. The webcast requires IOS, Microsoft Windows Media Player, or RealOne Player.

A telephonic replay of the call will be available through August 10, 2019 and may be accessed by dialing (855) 859 -2056 or (404) 537-3406. The conference ID is 1037989.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues:
Total revenues	$17,215	$18,198	$36,256	$35,124
Costs and expenses:
Production	2,712	2,804	5,214	5,673
Transportation and processing	1,221	1,138	2,540	2,331
Exploration, abandonment and impairment	666	191	5,779	231
Seismic and other exploration	108	59	185	218
General and administrative	2,690	3,786	5,744	7,123
Depreciation, depletion and amortization	3,442	3,276	7,158	7,735
Accretion of asset retirement obligations	49	43	101	89
Total costs and expenses	10,888	11,297	26,721	23,400
Operating income	6,327	6,901	9,535	11,724
Other (expense) income:
Interest and other expense	(2,753)	(2,091)	(5,231)	(4,873)
Interest and other income	221	377	395	631
Loss on commodity derivative contracts	(323)	(3,141)	(433)	(3,866)
Foreign exchange loss	(115)	(1,938)	(1,388)	(3,996)
Total other expense	(2,970)	(6,793)	(6,657)	(12,104)
Income (loss) before income taxes	3,357	108	2,878	(380)
Income tax expense	(3,366)	(1,114)	(6,789)	(2,401)
Net loss	(9)	(1,006)	(3,911)	(2,781)
Other comprehensive loss:
Foreign currency translation adjustment	(416)	(9,109)	(4,642)	(11,452)
Comprehensive loss	$(425)	$(10,115)	$(8,553)	$(14,233)

Net loss per common share
Basic net loss per common share	$(0.00)	$(0.02)	$(0.07)	$(0.06)
Weighted average common shares outstanding	52,529	50,420	52,506	50,397
Diluted net loss per common share	$(0.00)	$(0.02)	$(0.07)	$(0.06)
Weighted average common and common equivalent shares outstanding	52,529	50,420	52,506	50,397

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows (Unaudited)

(in thousands of U.S. Dollars)

	For the Six Months Ended June 30,
	2019	2018
Net cash provided by operating activities	$10,622	$12,234
Net cash used in investing activities	(15,726)	(11,446)
Net cash provided by financing activities	10,103	1,735
Effect of exchange rate changes on cash	(1,184)	(4,104)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$3,815	$(1,581)

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	June 30, 2019	December 31, 2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$13,707	$9,892
Accounts receivable, net
Oil and natural gas sales	22,339	12,912
Joint interest and other	1,113	982
Related party	885	878
Prepaid and other current assets	11,431	8,696
Derivative asset	218	–
Note receivable - related party	–	5,828
Inventory	4,707	5,167
Total current assets	54,400	44,355
Property and equipment:
Oil and natural gas properties (successful efforts method)
Proved	155,392	163,006
Unproved	17,486	15,695
Equipment and other property	12,918	14,408
	185,796	193,109
Less accumulated depreciation, depletion and amortization	(103,917)	(105,850)
Property and equipment, net	81,879	87,259
Other long-term assets:
Other assets	3,457	986
Note receivable - related party	4,451	–
Total other assets	7,908	986
Total assets	$144,187	$132,600
LIABILITIES, SERIES A PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,554	$3,896
Accounts payable - related party	3,007	2,922
Accrued liabilities	16,759	13,073
Derivative liability	651	–
Loans payable	19,772	22,000
Total current liabilities	46,743	41,891
Long-term liabilities:
Asset retirement obligations	4,506	4,667
Accrued liabilities	9,667	7,259
Deferred income taxes	21,845	20,314
Loans payable	11,428	–
Total long-term liabilities	47,446	32,240
Total liabilities	94,189	74,131
Commitments and contingencies
Series A preferred shares, $0.01 par value, 426,000 shares authorized; 426,000 shares issued and outstanding with a liquidation preference of $50 per share as of June 30, 2019 and December 31, 2018	21,300	21,300
Series A preferred shares-related party, $0.01 par value, 495,000 shares authorized; 495,000 shares issued and outstanding with a liquidation preference of $50 per share as of June 30, 2019 and December 31, 2018	24,750	24,750
Shareholders' equity:
Common shares, $0.10 par value, 200,000,000 shares authorized; 52,722,966 shares and 52,413,588 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	5,273	5,241
Treasury stock	(970)	(970)
Additional paid-in-capital	577,538	577,488
Accumulated other comprehensive loss	(146,663)	(142,021)
Accumulated deficit	(431,230)	(427,319)
Total shareholders' equity	3,948	12,419
Total liabilities, Series A preferred shares and shareholders' equity	$144,187	$132,600

Reconciliation of Net Loss to Adjusted EBITDAX (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net loss	$(9)	$(3,902)	$(1,006)	$(3,911)	$(2,781)
Adjustments:
Interest and other, net	2,532	2,304	1,714	4,836	4,242
Income tax expense	3,366	3,423	1,114	6,789	2,401
Exploration, abandonment, and impairment	666	5,113	191	5,779	231
Seismic and other exploration expense	108	77	59	185	218
Foreign exchange loss	115	1,273	1,938	1,388	3,996
Share-based compensation expense	77	102	117	179	218
Loss on commodity derivative contracts	323	110	3,141	433	3,866
Cash settlements on commodity derivative contracts	-	-	(1,860)	-	(3,199)
Accretion of asset retirement obligation	49	52	43	101	89
Depreciation, depletion, and amortization	3,442	3,716	3,276	7,158	7,735
Adjusted EBITDAX	$10,669	$12,268	$8,727	$22,937	$17,016

Adjusted EBITDAX is a non-GAAP financial measure that represents net loss plus interest and other income, net, income tax expense, exploration, abandonment, and impairment, seismic and other exploration expense, foreign exchange loss, share-based compensation expense, loss on commodity derivative contracts, cash settlements on commodity derivative contracts, accretion of asset retirement obligation, and depreciation, depletion, and amortization.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion, and amortization, impairment of oil and natural gas properties, exploration expenses, and foreign exchange gains and losses among other items, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income prepared in accordance with GAAP. Net income may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

About TransAtlantic

The Company is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the Company’s drilling program, the evaluation of the Company’s prospects in southeastern Turkey, the Thrace Basin in northwestern Turkey, and Bulgaria, the drilling, completion, and cost of wells, the production and sale of oil and natural gas, and the holding of an earnings conference call, as well as other expectations, plans, goals, objectives, assumptions, and information about future events, conditions, exploration, production, results of operations, and performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates, and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, access to sufficient capital; market prices for natural gas, natural gas liquids, and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids, and oil products; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities; receipt of required approvals; increases in taxes; legislative and regulatory initiatives relating to fracture stimulation activities; changes in environmental and other regulations; renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet of natural gas (“MCF”) to one stock tank barrel, or 42 U.S. gallons liquid volume

(“BBL”), of oil. A BOE conversion ratio of six MCF to one BBL is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contacts:

Tabitha T. Bailey

Vice President, General Counsel, and Corporate Secretary

(214) 265-4708

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway, Suite 200

Addison, Texas 75001

http://www.transatlanticpetroleum.com